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                                                       EXHIBIT NO. EX-99.d.1.ii

                        DIMENSIONAL INVESTMENT GROUP INC.

                          INVESTMENT ADVISORY AGREEMENT
                               ADDENDUM NUMBER TWO

     THIS ADDENDUM is made this 19th day of March, 2002, by and between DIMENSIONAL INVESTMENT GROUP INC., a Maryland corporation (the "Fund"), and DIMENSIONAL FUND ADVISORS INC., a Delaware corporation (the "Advisor").

     WHEREAS, the Fund and the Advisor have previously entered into the Investment Advisory Agreement, dated November 30, 1997 (the "Advisory Agreement"), pursuant to which the Advisor agreed to manage the investment and reinvestment of the assets of the AAM/DFA Two-Year Corporate Fixed Income Portfolio (formerly, the RWB/DFA Two-Year Corporate Fixed Income Portfolio) (the "Portfolio") series of the Fund; and

     WHEREAS, the Advisor has been informed by the Fund that the Portfolio desires to change its name;

     NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

     1. The name of the "AAM/DFA Two-Year Corporate Fixed Income Portfolio" shall be changed to "AAM/DFA Two-Year Fixed Income Portfolio," and all references in the Advisory Agreement to "AAM/DFA Two-Year Corporate Fixed Income Portfolio" shall be changed to "AAM/DFA Two-Year Fixed Income Portfolio."

     2. The parties hereby further agree that no other provisions of the Advisory Agreement are in any way modified by this Addendum, and that all other provisions of the Advisory Agreement remain in full force and effect.

     3. The effective date of this Addendum shall be March 31, 2001.

     IN WITNESS WHEREOF, the parties hereby have caused this Addendum to be executed this 19th day of March, 2002.

DIMENSIONAL INVESTMENT                        DIMENSIONAL FUND ADVISORS
GROUP INC.                                    INC.


By: /s/ Valerie A. Brown                      By: /s/ Catherine L. Newell
    -------------------------                     ----------------------------
     Valerie A. Brown                             Catherine L. Newell
     Vice President and                           Vice President and Secretary
     Assistant Secretary